UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2006
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
SIGNATURES

EXPLANATORY NOTE
     This Amendment No. 1 to Current Report on Form 8-K/A is being filed solely to correct several transcription errors contained in the press release issued by Inn of the Mountain Gods Resort and Casino (the “Company”), dated August 15, 2006 (the “Press Release”), which was included as Exhibit 99.1 to the Form 8-K filed by the Company on August 16, 2006.
Item 2.02. Results of Operations and Financial Condition.
     On August 15, 2006, The Inn of the Mountain Gods Resort and Casino (the “Company”) announced financial results for its fourth fiscal quarter and fiscal year ended April 30, 2006 in the Press Release. The reference in the Press Release to the Company’s revenue for its fourth fiscal quarter ended April 30, 2006 of $26.8 million should be changed to revenue of $25.88 million for such period. The reference in the Press Release to the Company’s operating loss for its fourth fiscal quarter ended April 30, 2006 of $177,000 should be changed to an operating loss of $1,177,000 for such period. In addition, the reference in the Press Release to the Company’s net loss for the fiscal quarter ended April 30, 2006 of $5,891,000 should be changed to a net loss of $6,891,000 for such period. The Company explained and corrected these errors during its conference call to discuss its quarterly results, which occurred on August 16, 2006.
     The information in this Item 2.02 of this Amendment No. 1 to Current Report on Form 8-K/A is being furnished pursuant to Item 7.01 – “Regulation FD Disclosure” of Form 8-K. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: August 18, 2006	By:	/s/ Brian D. Parrish
Brian D. Parrish
Chief Executive Officer

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